Exhibit 10.30

AMENDMENT TO CONSULTING AGREEMENT

This Amendment (the “Amendment”) dated and effective on December 14, 2020 is by and between MJ Holdings, Inc. a Nevada corporation whose address is 1300 South Jones Blvd, Suite 104, Las Vegas, NV 89146 (the “Company”) and Sylios Corp (the “Consultant”), a Florida corporation whose address is 501 1st Ave N., Suite 900, St. Petersburg, FL 33701, (individually, a “Party”; collectively, the “Parties”).

RECITALS

WHEREAS, on August 25, 2020, the Company and Consultant entered into a Consulting Agreement (the “Agreement”); and

WHEREAS, the Company and Consultant have agreed to modify the Compensation to the Consultant (section 5 of the Agreement).

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1.	Consultant shall receive a total of $10,000 cash compensation and 200,000 shares of the Company’s common stock. As of the date of this Amendment, the Consultant has received all cash compensation.

IN WITNESS, WHEREOF, the Parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

COMPANY:		CONSULTANT:

MJ HOLDINGS, INC.		SYLIOS CORP
1300 South Jones Blvd, Suite 104		501 First Ave N, Suite 901
Las Vegas, NV 89146		St. Petersburg, FL 33701

By:		By:

Roger J. Bloss		Jimmy Wayne Anderson
Its:	Interim Chief Executive Officer	Its:	President
Date:	December 14, 2020	Dated:	December 14, 2020